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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    METROPOLITAN FINANCIAL CORP.               METROPOLITAN CAPITAL TRUST II
    ----------------------------               -----------------------------
(Exact Name of Registrant as Specified    (Exact Name of Registrant as Specified
         in Its Charter)                          in Its Trust Agreement)
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
                 OHIO                                          DELAWARE
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(State of Incorporation or Organization)       (State of Incorporation or Organization)
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           34-1109469                                     34-7091236
------------------------------------        ------------------------------------
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)


                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124
                          ----------------------------
          (Address, including zip code, of Principal Executive Offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act registration statement file numbers to which this form relates:
No. 333-72991 and No. 333-72991-01.

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

  _____% Cumulative Trust Preferred Securities of Metropolitan Capital Trust II
  -----------------------------------------------------------------------------
                                (Title of Class)

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form S-1 (Registration No. 333-72991 and 333-72991-01) originally filed with the Commission on February 26, 1999, as amended by Amendment No. 1 to Form S-1 filed on March 17, 1999, Amendment No. 2 to Form S-1 filed on April 2, 1999, and Amendment No. 3 to Form S-1 filed on May 3, 1999, (the "Form S-1"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.           EXHIBITS

                  4.1 Form of Indenture of Metropolitan Financial Corp. relating to the Junior Subordinated Debentures (1)

                  4.2 Form of Certificate of Junior Subordinated Debenture (included as an exhibit to Exhibit 4.1 to the Form S-1)

                  4.3      Certificate of Trust of Metropolitan Capital Trust
                           II (2)

                  4.4 Form of Amended and Restated Trust Agreement of Metropolitan Capital Trust II (3)

                  4.5 Form of Trust Preferred Security Certificate for Metropolitan Capital Trust II (included as an exhibit to Exhibit 4.4 to the Form S-1)

                  4.6 Form of Guarantee of Metropolitan Financial Corp. relating to the Trust Preferred Securities (4)

(1)      Incorporated by reference to Exhibit 4.1 to the Form S-1.
(2)      Incorporated by reference to Exhibit 4.3 to the Form S-1.
(3)      Incorporated by reference to Exhibit 4.4 to the Form S-1.
(4)      Incorporated by reference to Exhibit 4.6 to the Form S-1.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

                                    METROPOLITAN FINANCIAL CORP.


Date:  May 11, 1999                 By: /s/ David G. Lodge
                                       ------------------------------------
                                       David G. Lodge, President, Assistant
                                       Secretary and Assistant Treasurer


                                    METROPOLITAN CAPITAL TRUST II

                                    By: METROPOLITAN FINANCIAL CORP.,
                                        AS DEPOSITOR


Date:  May 11, 1999                    By: /s/ David G. Lodge
                                           ------------------------------------
                                           David G. Lodge, President, Assistant
                                           Secretary and Assistant Treasurer



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